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                                                                       Exhibit 9

                                                                          [LOGO]
                                   COMMONWEALTH ANNUITY & LIFE INSURANCE COMPANY

April 22, 2019

Commonwealth Annuity and Life Insurance Company
20 Guest Street
Brighton, MA 02135

RE:   Separate Account VA-K
      Commonwealth Annuity and Life Insurance Company
      File No. 033-39702

Dear Sir/Madam:

I have acted as Managing Director, Associate General Counsel and Assistant Secretary to Commonwealth Annuity and Life Insurance Company (the "Company"), a Massachusetts insurance company and Separate Account VA-K (the "Account") in connection with the registration of an indefinite amount of securities in the form of variable annuity contracts (the "Contracts") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I have examined such documents (including the Form N-4 registration statement) and reviewed such questions of law as I considered necessary and appropriate, and on the basis of such examination and review, it is my opinion that:

1. The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Massachusetts and is duly authorized by the Insurance Department of the State of Massachusetts to issue the Contracts.

2. The Account is a duly authorized and existing separate account established pursuant to the provisions of the Massachusetts Insurance Code.

3. To the extent so provided under the contracts, that portion of the assets of the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

4. The Contracts, when issued as contemplated by the Form N-4 Registration Statement, will constitute legal, validly issued and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Form N-4 registration statement for the Contacts and the Account.

Sincerely yours,

/s/ Sarah M. Patterson
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Sarah M. Patterson
Managing Director, Associate
General Counsel, and Assistant Secretary